                                    RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                             TROVER SOLUTIONS, INC.


                  Trover Solutions, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

         1. The name of the corporation is Trover Solutions, Inc. (the "Corporation"). The Corporation was originally incorporated under the name Administrative Technology Inc., and the original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on June 30, 1988.

         2. Pursuant to Section 245 of the Delaware General Corporation Law, this Restated Certificate of Incorporation only restates and integrates the provisions of the Certificate of Incorporation of the Corporation and does not further amend the provisions of the Certificate of Incorporation of the Corporation, as theretofore amended or supplemented, and there is no discrepancy between those provisions and the provisions of this Restated Certificate of Incorporation.

         3. This Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Section 245 of the Delaware General Corporation Law.

         4. The text of the Certificate of Incorporation as heretofore amended or supplemented is hereby restated to read in its entirety as follows:

         FIRST:            The name of the corporation is Trover Solutions, Inc.
(the "Corporation").

         SECOND:           The address of the Corporation's registered office in
the State of Delaware is 1209 Orange Street, New Castle County, Wilmington, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

         THIRD:            The purpose of the Corporation is to engage in any
lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

         FOURTH:           The total number of shares of all classes of stock
which the Corporation shall have authority to issue is 22,000,000, consisting of
(i) 20,000,000 shares, par value $.001 per share, of Common Stock ("Common Stock") and (ii) 2,000,000 shares, par value $.001 per share, of Preferred Stock ("Preferred Stock").


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         4.1      Common Stock Provisions.

                  4.1.1 Dividend Rights. Subject to the provisions of applicable law and the preferences of the Preferred Stock, the holders of the Common Stock shall be entitled to receive dividends at such times and in such amounts as may be determined by the Board of Directors.

                  4.1.2 Voting Rights. Each holder of Common Stock shall have one vote for each share on each matter submitted to a vote or consent of the stockholders of the Corporation.

                  4.1.3 Liquidation Rights. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation and the preferential amounts to which the holders of the Preferred Stock shall be entitled, the holders of the Common Stock shall be entitled to share ratably in the remaining assets of the Corporation.

         4.2      Preferred Stock Provisions.

                  4.2.1 The Preferred Stock may be issued from time to time in one or more series. Subject to limitations prescribed by law and the provisions of this Certificate of Incorporation or any amendment hereto, authority is expressly granted to the Board of Directors to authorize the issue of one or more series of Preferred Stock without any vote or other action by the stockholders of the Corporation (the "Stockholders"), and to fix by designation (the "Preferred Stock Designation") the voting powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions thereof to the full extent now or hereafter permitted by law, including but not limited to the following:

                           (a) The number of shares constituting that series and the distinctive designation of the series.

                           (b) The dividend rate (or method of determining such rate) on the shares of that series, the conditions and dates upon which such dividends shall be payable, whether such dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series to the dividends payable on any other class or series of stock of the Corporation;

                           (c) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;


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

                           (d) Whether or not the shares of that series shall be convertible into or exchangeable for shares of any other class or classes or of any other series of any class or classes of stock of the Corporation, or convertible into or exchangeable for other securities of the Corporation or securities of any other corporation, partnership, or other person or entity, and, if so, the times, prices, rates, adjustments, and other terms and conditions of such conversion or exchange;

                           (e) Whether or not the shares of that series shall be redeemable, in whole or in part, at the option of the Corporation or at the option of the holder thereof or upon the happening of a specified event, and if so, the times, prices and other terms and conditions of such redemption;

                           (f) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

                           (g) The rights of the shares of that series in the event of the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, with respect to payment of amounts payable in such event on shares of that series to amounts payable in such event on shares of any other class or series of stock of the Corporation; and

                           (h) Any other relative rights, preferences and limitations of that series.

                  4.2.2 All shares of any one series of Preferred Stock shall be identical except as to dates of issue and the dates from which dividends on shares of the series issued on different dates shall accumulate (if cumulative).

                  4.2.3 If upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the assets available for distribution to holders of shares of Preferred Stock of all series shall be insufficient to pay such holders the full preferential amount to which they are entitled, then such assets shall be distributed ratably among the shares of all series of Preferred Stock in accordance with the respective preferential amounts (including unpaid cumulative dividends, if any) payable with respect thereto.

         4.3      Other Provisions.

                  4.3.1 The Board of Directors shall have authority to authorize the issuance from time to time without any vote or other action by the stockholders of the Corporation, of any or all shares of stock of the Corporation of any class at any time authorized, and any


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

securities convertible into or exchangeable for any such shares, in each case to such persons and for such consideration and on such terms as the Board of Directors from time to time in its discretion lawfully may determine; provided, however, that the consideration for the issuance of shares of stock of the Corporation having par value shall not be less than such par value. Shares so issued, for which the consideration has been paid to the Corporation, shall be fully paid, and the holders of such stock shall not be liable to any further call or assessments thereon.

                  4.3.2 No holder of stock of any class or series of the Corporation nor of any security convertible into or exchangeable for stock of any class or series of the Corporation, nor of any warrant, option or right to purchase, subscribe for or otherwise acquire stock of any class or series of the Corporation, whether now or hereafter authorized, shall, as such holder, have any preemptive right whatsoever to purchase, subscribe for or otherwise acquire stock of any class or series of the Corporation, or any security convertible into or exchangeable for, or any warrant, option or right to purchase, subscribe for or otherwise acquire, stock of any class or series of the Corporation, whether now or hereafter authorized. Nothing in this Section 4.3.2 shall be deemed to eliminate or limit the ability of the Corporation to grant by contract a preemptive right to purchase, subscribe for or otherwise acquire stock of any class or series of the Corporation or any security convertible into or exchangeable for, or any warrant, option or right to purchase, subscribe for or otherwise acquire, stock of any class or series of the Corporation, whether now or hereafter authorized.

                  4.3.3 The Board of Directors may set a record date in the manner and for the purposes authorized in the Bylaws of the Corporation, with respect to shares of stock of the Corporation of any class or series.

                  4.3.4 Pursuant to the authority conferred by this Article FOURTH, a series of Preferred Stock has been designated as Series A Junior Participating Preferred Stock, such series consisting of such number of shares, with such voting powers and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof as are stated and expressed in Exhibit A attached hereto and incorporated herein by reference.

         FIFTH:

         5.1 Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action, whether by any provision of the Delaware General Corporation Law or of the Corporation's Bylaws or of this Restated Certificate of Incorporation, such corporate action may be taken without a meeting, without notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by all of the holders of outstanding stock of the Corporation.


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

         5.2 Special meetings of stockholders of the Corporation may be called by the Chairman of the Board or by a majority of the Directors then in office and shall be called by the Chief Executive Officer or the Secretary at the request in writing of stockholders holding together at least a majority of the numbers of shares of the Common Stock outstanding and entitled to vote at such meeting.

         5.3 At a meeting of the stockholders of the Corporation, only such business shall be conducted which has been properly brought before the meeting. To be properly brought before a meeting of the stockholders, business must be
(i) specified in the notice of meeting (or any supplement thereto) given by, or at the direction of, the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or by a stockholder. For business to be properly brought before a meeting by a stockholder, the stockholder must have given timely notice of the business to the Secretary of the Corporation. To be timely, a stockholder's notice must be in writing delivered to or mailed, postage prepaid, and received by the Secretary not less than 60 days nor more than 90 days prior to the meeting; provided, however, that if less than 70 days notice or prior public disclosure of the date of the meeting is given to stockholders, notice by the stockholder to be timely must be received by the Secretary not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure was made. For each matter the stockholder proposes to bring before the meeting, the notice to the Secretary shall include (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting the business at the meeting,
(ii) the name and address, as they appear on the Corporation's books, of the stockholder proposing the business, (iii) the class and number of shares of the Corporation which are beneficially owned by the stockholder and (iv) any material interest of the stockholder in such business. Notwithstanding anything in the Corporation's Bylaws to the contrary, no business shall be conducted at the meeting except in accordance with the procedures set forth in this Section
5.3. The chairman of a meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 5.3. If the chairman determines that business was not properly brought before the meeting in accordance with the provisions of this Section 5.3, the business shall not be transacted.

         5.4 Notwithstanding any other provisions of this Restated Certificate of Incorporation or any provision of law which might permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by law, this Restated Certificate of Incorporation or any amendment hereto or any Preferred Stock Designation, the affirmative vote of the holders of at least 66-2/3% of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote on all matters submitted to the stockholders of the Corporation generally (the "Voting Stock") shall be required to alter, amend, repeal, or adopt any provision inconsistent with this Article FIFTH.


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

         SIXTH: Court May Sanction Compromise or Arrangement with Creditors or Stockholders.

         Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its Stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or Stockholder thereof, or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation, under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the Stockholders or class of Stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the Stockholders or class of Stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of Stockholders, of this Corporation, as the case may be, and also on this Corporation.

         SEVENTH:          Existence.

         The Corporation is to have perpetual existence.

         EIGHTH:           Board of Directors.

         8.1 The Board of Directors of the Corporation shall be such number as is determined in accordance with the Bylaws of the Corporation. The directors of the Corporation shall be divided into three classes, designated as Class A, Class B and Class C. In the event that the number of directors shall not be evenly divisible by three, the Board of Directors shall determine in which class or classes the remaining director or directors, as the case may be, shall be included. The term of office of each director shall be three years; provided, however, that, the term of office of the directors in Class A shall expire at the first annual meeting of the stockholders after the date of this Restated Certificate of Incorporation [filed May 16, 1997], the term of the office of the directors in Class B shall expire at the second annual meeting after the date of filing of this Restated Certificate of Incorporation [filed May 16, 1997], and the term of office of the directors in Class C shall expire at the third annual meeting after the date of filing of this Restated Certificate of Incorporation [filed May 16, 1997]. At each annual meeting of stockholders, directors shall be elected for a full term of three years to succeed those whose terms expire.


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

         8.2 Nominations for election to the Board of Directors of the Corporation at a meeting of stockholders may be made by the Board of Directors, on behalf of the Board of Directors by any nominating committee appointed by the Board of Directors, or by any stockholder of the Corporation entitled to vote for the election of directors at the meeting. Nominations, other than those made by or on behalf of the Board of Directors, shall be made by notice in writing delivered to or mailed, postage prepaid, and received by the Secretary not less than 60 nor more than 90 days prior to any meeting of stockholders called for the election of directors; provided, however, that if less than 70 days notice or prior public disclosure of the date of the meeting is given to stockholders, the nomination must be received by the Secretary not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure was made. The notice shall set forth:
(i) the name and address, as they appear on the Corporation's books, of the stockholder who intends to make the nomination; (ii) the name, age, business address and, if known, residence address of each nominee; (iii) the principal occupation or employment of each nominee (iv) the class and number of shares of stock of the Corporation which are beneficially owned by each nominee and by the nominating stockholder; (v) any other information concerning the nominee that must be disclosed of nominees in a proxy solicitation pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended; and (vi) the executed consent of each nominee to being named in the proxy statement for such proxy solicitation as a nominee, and to serve as a director of the Corporation, if elected. The chairman of the meeting of stockholders may, if the facts warrant, determine that a nomination was not made in accordance with the foregoing procedures, and if the chairman should so determine, the chairman shall so declare to the meeting and the defective nomination shall be disregarded.

         8.3 Newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the directors then in office, even though less than a quorum, or by the sole remaining director, as the case may be. Such a director shall hold office until the first annual meeting of stockholders next succeeding their election and until such director's successor shall have been elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

         8.4 Notwithstanding the foregoing Sections 8.1, 8.2 and 8.3 of this Article EIGHTH, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, (i) the election, filling of vacancies and other features of such directorships shall be governed by the terms of this Restated Certificate of Incorporation or the Preferred Stock Designation applicable to such class or series of Preferred Stock, (ii) the then authorized number of directors of the Corporation shall be increased by the number of additional directors to be elected, and (iii) the directors so elected shall serve a term which shall expire at the annual meeting of


                                        7
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stockholders next succeeding their election or as otherwise specified by the terms of this Restated Certificate of Incorporation or the Preferred Stock Designation applicable to such class or series.

         8.5 Unless and except to the extent that the Bylaws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

         8.6 Notwithstanding any other provisions of this Restated Certificate of Incorporation or any provisions of law which might permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by law, this Restated Certificate of Incorporation or any amendment hereto or any Preferred Stock Designation, the affirmative vote of the holders of at least 66-2/3% of the voting power of all of the then outstanding shares of Voting Stock, voting together as a single class, shall be required to alter, amend, repeal, or adopt any provision inconsistent with, this Article EIGHTH.

         8.7 In furtherance, and not in limitation of the powers conferred on it by statute, the Board of Directors is expressly authorized:

                  (a) to adopt, amend or repeal the Bylaws of the Corporation, subject to such restrictions upon the exercise of such power as may be imposed by this Restated Certificate of Incorporation or any amendment hereto;

                  (b) to authorize and cause to be executed mortgages and liens upon the whole or any part of the real and personal property of the Corporation, without any action of or by the stockholders of the Corporation, except as otherwise provided by statute; and

                  (c) to set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose or to abolish any such reserve in the manner in which it was created.

                  The Corporation may in its Bylaws confer powers upon its Board of Directors in addition to the foregoing, and in addition to the powers and authorities expressly conferred upon it by statute.

         8.8 The Board of Directors shall have power from time to time to fix and to determine and vary the amount of the working capital of the Corporation and to direct and determine the use and disposition of any surplus or net profits over and above the capital as determined pursuant to, and subject to, the provisions of the General Corporation Law of Delaware; and in its discretion the Board of Directors may use and apply any such surplus or accumulated profits in purchasing or acquiring bonds, debentures, notes, or other obligations or securities of the Corporation or shares of its own stock of any class so far as may be permitted by law, to such extent and in such manner and upon such terms as the Board of Directors shall deem expedient, but any such bonds, debentures, notes, obligations, securities or stock so purchased or acquired (together with any stock or securities acquired in satisfaction of a debt or otherwise), may be resold. Nothing, however, shall be held to limit the general power of the Corporation to apply any other funds or assets to the purchase or acquisition or retirement of its stock, bonds, debentures, notes or other obligations or securities.

         8.9 The Board of Directors, subject to the applicable provisions of the General Corporation Law of Delaware, may from time to time determine whether and to what extent and at what times and places and under what conditions and regulations the accounts and books of the Corporation or any of them shall be open to the inspection of the stockholders; and no stockholder shall have any right to inspect any account book or document of the Corporation, except as conferred by law or as authorized by the Board of Directors or by resolutions of the Stockholders.

         8.10 The books of the Corporation may be kept within or without the State of Delaware at such place or places as may be designated from time to time by the Board of Directors.

         8.11 The Board of Directors may determine, from time to time, the amount of compensation which shall be paid to its members. The Board of Directors shall also have power, in its discretion, to provide for and to pay directors rendering unusual or exceptional services to the Corporation special compensation appropriate to the value of such services as determined by the Board of Directors from time to time.

         8.12 Subject to the rights of the holders of any series of Preferred Stock then outstanding to remove directors that the holders of such Preferred Stock were entitled to elect, a director of the Corporation may be removed only for cause. Such removal for cause may be effected only by the resolution of all other Board members, stating such cause, or by the affirmative vote of all other Board members or the holders of at least 66-2/3% of the voting power of all of the then outstanding shares of Voting Stock, voting together as a single class. No director so removed may be reinstated so long as the cause for removal continues to exist. "Cause," within the meaning of this Article EIGHTH, shall be limited to criminal acts and gross negligence.

         NINTH:            Liability of Directors.

         9.1 No Director of the Corporation shall be personally liable to the Corporation or its Stockholders for monetary damages for any breach of fiduciary duty by such Director as a Director. Notwithstanding the foregoing sentence, a Director shall be liable to the extent provided by applicable law
(i) for breach of the Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the


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Delaware General Corporation Law, or (iv) for any transaction from which the
Director derived an improper personal benefit. No amendment to or repeal of this
Section 9.1 shall apply to or have any effect on the liability or alleged liability of any Director of the Corporation for or with respect to any acts or omissions prior to such amendment or repeal.

         9.2 The Corporation shall indemnify, to the fullest extent authorized or permitted and in the manner provided by law, any person made, or threatened to be made, a party to any action, suit, or proceeding (whether civil, criminal, or otherwise) by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a Director or officer of the Corporation or by reason of the fact that such Director or officer, at the request of the Corporation, is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, in any capacity. Nothing contained herein shall affect any rights to indemnification to which employees and agents other than Directors and officers may be entitled by law, and the Corporation may indemnify such employees and agents to the fullest extent and in the manner permitted by law. The rights to indemnification set forth in this Section 9.2 shall not be exclusive of any other rights to which any person may be entitled under any statute, provision of this Restated Certificate of Incorporation, bylaw, agreement, contract, vote of stockholders or disinterested directors, or otherwise. The Corporation also is authorized to enter into contracts of indemnification.

         TENTH:            The Corporation reserves the right to amend, alter,
change or repeal any provision contained in this Restated Certificate of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon Stockholders herein are granted subject to this reservation.

                  IN WITNESS WHEREOF, this Restated Certificate of Incorporation has been signed by Douglas R. Sharps, its authorized officer this 10th day of May, 2002.

                                    Trover Solutions, Inc.



                                    By: /s/ Douglas R. Sharps
                                       ----------------------------------------
                                       Douglas R. Sharps
                                       Executive Vice President - Finance and
                                        Administration, Chief Financial Officer
                                        and Secretary


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

                                                                       Exhibit A

                  SERIES A JUNIOR PARTICIPATING PREFERRED STOCK


         The following resolution was adopted by the Board of Directors of the Corporation as required by Section 151 of the General Corporation Law at a meeting duly called and held on February 12, 1999:

         RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this Corporation (hereinafter called the "Board of Directors" or the "Board") in accordance with the provisions of the Corporation's Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation") the Board of Directors hereby creates a series of Preferred Stock, par value $0.001 per share (the "Preferred Stock"), of the Corporation and hereby states the designation and number of shares, and fixes the relative rights, preferences, and limitations thereof as follows:

         Series A Junior Participating Preferred Stock:

         Section 1. Designation and Amount. The shares of such series shall be designated as "Series A Junior Participating Preferred Stock" (the "Series A Preferred Stock") and the number of shares constituting the Series A Preferred Stock shall be 500,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred Stock.

         Section 2.        Dividends and Distributions.

                  (A) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of common stock, par value $0.001 per share (the "Common Stock"), of the Corporation, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  (B) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph
         (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

                  (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors


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

         may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

         Section 3. Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:

                  (A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  (B) Except as otherwise provided herein, in any other Certificate of Designations creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series A Preferred Stock and the holders of Common stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

                  (C) Except as set forth herein, or as otherwise provided by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

         Section 4.        Certain Restrictions.

                  (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in
         Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

                           (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding
                  up) to the Series A Preferred Stock;

                           (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                           (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

                           (iv) redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                  (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

         Section 5. Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Certificate of Incorporation, or in any other Certificate of Designations creating a series of Preferred Stock or any similar stock or as otherwise required by law.

         Section 6. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         Section 8. No Redemption. The shares of Series A Preferred Stock shall not be redeemable.

         Section 9. Rank. The Series A Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of the Corporation's Preferred Stock.

         Section 10. Amendment. The Certificate of Incorporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting together as a single class.


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